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                                                                   Exhibit 10.4

                            SECURED PROMISSORY NOTE

$602,656.00                                           San Francisco, California
                                                                   May   , 2001


     FOR VALUE RECEIVED, Mark Elderkin ("BORROWER"), an employee of PlanetOut Partners, Inc., a Delaware corporation ("COMPANY"), hereby unconditionally promises to pay to the order of Company, in lawful money of the United States of America and in immediately available funds, the principal sum of six hundred two thousand six hundred fifty-six dollars ($602,656.00)(the "LOAN") together with accrued and unpaid interest thereon, on the date and in the manner set forth below.

     It is the intent of the parties that the purpose of this Note is for a commercial loan and not for consumer, family or household purposes.

     This Secured Promissory Note is the Note referred to in and is executed and delivered in connection with the Stock Pledge Agreement of even date herewith executed by Borrower in favor of Company (the "PLEDGE AGREEMENT"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Pledge Agreement.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on the fifth (5th) anniversary of the date hereof.

     2. INTEREST RATE. Borrower promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, at the rate of eight and one-half percent (8.5%) per annum or the maximum rate permissible by law, whichever is less. Simple interest shall be due and payable on the fifth
(5th) anniversary of the date hereof, and shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Company unless another place of payment shall be specified in writing by Company.

     4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, if any, and thereafter to the outstanding principal balance hereof.

     5.     SECURED NOTE.

            (a) This Note is a full recourse note as to $24,000 in principal amount and all interest accrued thereon ("the "Full Recourse Portion"), and shall be a non-recourse promissory note with respect to all other amounts due and owing under this Note. Except for the full recourse portion, and except for the breach of any representation of warranty contained in this Note or the Security Agreement, or any covenant contained in the Pledge Agreement, it is



                                       1.

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expressly understood and agreed that nothing herein contained shall be construed as creating any liability on the part of Borrower arising from any failure to pay the principal of or accrued interest on this Note, all such liability being expressly waived by Company, and that Company shall look solely to the Pledged Collateral for the payment of the principal of and accrued interest on this Note.

          (b) The full amount of this Note is secured by the Pledged Collateral identified and described as security therefor in the Pledge Agreement. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove, any lien on or in the collateral, or in any portion thereof, except as permitted pursuant to the Pledge Agreement.

     6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder;

          (a) Borrower fails to pay timely any of the principal amount or interest due under this Note on the date the same becomes due and payable;

          (b) Borrower files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

          (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

          (d) Borrower defaults on an obligation contained in the Pledge Agreement; or

          (e) Borrower's employment by or association with Company is terminated by the voluntary resignation of Borrower or the termination of Borrower by Company for Cause. For purposes of this Section 6(e), "Cause" shall mean:

               (i) Any material breach of Borrower's Employment Agreement with the Company, the Proprietary Information and Inventions Agreement between Borrower and Company, or any other written agreement between Borrower and Company, without Borrower's satisfactory and reasonable cure, if curable, within thirty (30) days of Borrower's receipt of written notice of such failure to comply, such notice by Borrower to Employee shall specify compliance issues and delineate performance improvements, modifications or action items necessary for Borrower to effect a satisfactory and reasonable cure;

               (ii) Any material failure to comply with Company's written policies or rules, as they may be in effect from time to time during the Borrower's employment, which adversely impacts any aspects of the business of Company without Borrower's satisfactory and reasonable cure within thirty (30) days of Borrower's receipt of written notice of such failure to comply, such notice by Company to Borrower shall specify compliance issues and delineate performance


                                       2.













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     improvements, modifications or action items necessary for Borrower to effect a satisfactory and reasonable cure;

         (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

          (iv) Threats or acts of violence or unlawful harassment directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of Company;

           (v) The sale, possession or use of illegal drugs on the premises of Company or of a customer or business partner of Company;

          (vi) Misappropriation of the assets of Company or other acts of dishonesty;

         (vii)  Illegal or unethical business practices;

        (viii) Gross misconduct or gross negligence in the performance of duties assigned to Borrower under Borrower's Employment Agreement; or

          (ix) Failure to perform reasonable duties assigned to Borrower under Borrower's Employment Agreement without Borrower's satisfactory and reasonable cure within sixty (60) days of Borrower's receipt of written notice of such failure to perform, such notice by Company to Borrower shall specify performance issues and delineate performance improvements, modifications or action items necessary for Borrower to effect a satisfactory and reasonable cure.

     Upon the occurrence of an Event of Default, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Company, and, in the case of an Event of Default pursuant to Section 6(b) or 6(c) above, automatically, be immediately due, payable and collectible by Company pursuant to applicable law. Notwithstanding the foregoing, if an Event of Default has occurred under Section 6(e) above, this Note shall be accelerated automatically 90 days after a termination of Borrower as described in Section 6(e). Company shall have all rights and may exercise any remedies available to it under law, successively or concurrently. Borrower expressly acknowledges and agrees that if amounts have become due and payable under this Note, Company shall have the right to offset any obligations of Borrower hereunder against salaries, bonuses or other amounts that may be payable to Borrower by Company.

     7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


                                       3.

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     9.  SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. Borrower shall not, without the prior written consent of holder, assign any of its rights or obligations hereunder.

BORROWER:                /s/ Mark Elderkin
                         -----------------
                         MARK ELDERKIN

                                       4.
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                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT ("Pledge Agreement") is made by MARK ELDERKIN, an individual with a residence at 141 Maffitt Street, San Francisco ("PLEDGOR"), in favor of PLANETOUT PARTNERS, INC., with its principal place of business at 995 Market Street, San Francisco, CA 94103 ("COMPANY").

     WHEREAS, Pledgor has concurrently herewith executed that certain Secured Promissory Note (the "NOTE") in favor of Company in the amount of six hundred two thousand, six hundred fifty-six dollars ($602,656.00) in payment of the purchase price of ____________ (_______) shares of the Series D Preferred Stock of Company; and

     WHEREAS, Company is willing to accept the Note from Pledgor, but only upon the condition, among others, that Pledgor shall have executed and delivered to Company this Pledge Agreement and the Pledged Collateral (as defined below).

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

     1. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Pledgor to Company created under the Note, together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys' fees and legal expenses, incidental to the collection of the foregoing and the enforcement or protection of Company's lien in and to the collateral pledged hereunder (all such indebtedness being the "LIABILITIES"), Pledgor hereby pledges to Company, and grants to Company, a first priority security interest in all of the following (collectively, the "PLEDGED COLLATERAL"):

          (a) Twenty-eight thousand, two hundred forty-eight (28,248) shares of Common Stock of Company held by Company;

          (b) One million, five hundred seventy-eight thousand, nine hundred eighty-five (1,578,985) shares of Series A-1 Preferred Stock of Company held by Company;

          (c) One million, three hundred thirty-three thousand, six hundred fifty-one (1,333,651) shares of Series A-2 Preferred Stock of Company held by Company;

          (d) Any and all shares of stock of Company issuable pursuant to stock options held by Pledgor, including without limitation options to purchase 356,508 shares, 24,365 shares, 60,914 shares and 285,918 shares of Common Stock of Company;

          (e) Any and all warrants to purchase capital stock of Pledgee held by Company (including without limitation warrants to purchase 489,565 shares of Series A-1

                                       1.


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Preferred Stock and 114,007 shares of Series A-2 Preferred Stock of Company), and any shares of capital stock issuable pursuant to such warrants;

          (f) ________ shares of Series D Preferred Stock of Company (such shares identified in paragraphs (a) through (e), collectively, the "PLEDGED SHARES");

          (g) All voting trust certificates held by Pledgor evidencing the right to vote any Pledged Shares subject to any voting trust; and

          (h) All additional shares and voting trust certificates from time to time acquired by Pledgor in any manner (which additional shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

     The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary, or involuntary, and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

     2.   Pledgor hereby represents and warrants to Company as follows:

          (a) Pledgor is, at the time of delivery of the Pledged Shares to Company hereunder, and at all times which this Pledge Agreement is in effect shall be, the sole holder of record and the sole beneficial owner of the Pledged Collateral, free and clear of any lien thereon or affecting title thereto, except for the lien created by this Pledge Agreement.

          (b) None of the Pledged Shares have been transferred in violation of securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject with respect to which such transfer could have a material adverse effect.

          (c) No consent, approval, authorization or other order of any person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by Pledgor either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by Pledgor; or (ii) for the exercise by Company of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

          (d) The pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Pledge Agreement, will create a valid first priority lien on and in the collateral pledged by Pledgor, and the proceeds thereof, securing the payment of the Liabilities.

          (e) This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor enforceable in accordance with

                                       2.



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its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

          (f) Pledgor agrees to deliver the shares of Common Stock of Company subject to the options identified in paragraph (d) above immediately upon exercise of such options, to be held in accordance with this Agreement.

          Pledgor covenants, warrants, and represents to Company that all representations and warranties contained in this Pledge Agreement shall be true at the time of Pledgor's execution of this Pledge Agreement, and shall continue to be true until the Liabilities have been paid or otherwise satisfied in full.

     3. At any time, without notice, and at the expense of Pledgor, Company, in its name or in the name of its nominee or of Pledgor, may, but shall not be obligated to: (a) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of said Pledge Collateral; (b) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any way relating to or affecting the Pledged Collateral, and in connection therewith may deposit or surrender control of such Pledged Collateral thereunder, accept other property in exchange for such Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Pledged Collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (c) insure, process and preserve the Pledged Collateral; (d) cause the Pledged Collateral to be transferred to its name or to the name of its nominee; and (e) exercise as to such Pledged Collateral all the rights, powers and remedies of an owner, except that so long as no Event of Default (as defined in the Note), exists under the Note and no default exists hereunder Pledgor shall retain all voting rights as to the Pledged Shares.

     4. Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Pledged Collateral, and upon the failure of Pledgor to do so, Company at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

     5. In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in Section 7, in addition to and prior to the exercise of any other remedies under this Pledge Agreement, Pledgor agrees that all shares of preferred stock of the Company that are at the time held by him shall be automatically converted into common stock of the Company, and any warrants to purchase preferred stock shall be automatically converted into warrants to purchase common stock of the Company, at the then applicable conversion ratio for the relevant series of preferred stock. Pledgor acknowledges and agrees that such conversion shall be deemed to happen automatically in such event, and no further act of any party shall be necessary to effect such conversion.

     6.   Pledgor agrees that he:



                                       3.
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          (a)  will not (i) sell, transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral (or any part thereof or interest therein) except with the prior written consent of Company, or (ii) create or permit to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral. If any Pledged Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 6, the security interest of Company shall continue in the Pledged Collateral notwithstanding such sale, transfer or other disposition, and the Pledgor will deliver any proceeds thereof to the Company to be held as Pledged Collateral hereunder.

          (b) shall, at his own expense, promptly execute, acknowledge, and deliver all such instruments and take all such actions as Company from time to time may reasonably request in order to ensure to Company the benefits of the lien in and to the Pledged Collateral intended to be created by this Pledge Agreement.

          (c) shall maintain, preserve and defend the title to the Pledged Collateral and the lien of Company thereon against the claim of any other person.

     7. At the option of Company and without necessity of demand or notice, all or any part of the indebtedness of Pledgor shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (a) failure to keep or perform any of the terms or provisions of this Pledge Agreement; (b) the occurrence of an Event of Default under the Note; or (c) the levy of any attachment, execution or other process against the Pledged Collateral.

     8. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Company in exercising any right, power or remedy conferred by this agreement, or in the enforcement thereof, shall become a part of the indebtedness secured hereunder and shall be paid to Company by the undersigned immediately and without demand.

     9. In the event of nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in Section 7, Company may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Company in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as Company may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, in recognition of the fact that the sale of the Pledged Collateral would have to be registered under the Securities Act of 1933, as amended, and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Company and Pledgor hereby agree that such private sale shall be at a purchase price mutually agreed to by Company and Pledgor or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgable of the value of

                                       4.
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such collateral, one named by Pledgor within 10 days after written request by the Company to do so, one named by Company within such 10 day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within 30 days after the appointment of the third appraiser. The cost of such appraisal, including all appraisers' fees, shall be charged against the proceeds of sale as an expense of such sale. Company may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Company is hereby authorized to sell hereunder any evidence of debt pledged to it. Any sale hereunder may be conducted by any officer or agent of Company.

     10. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Company from or on account of such Pledged Collateral shall be applied by Company to the payment of expenses incurred or paid by Company in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness under the Note or any part thereof, all in such order and manner as Company in its discretion may determine. Company shall then pay any balance to Pledgor.

     11. Upon the transfer of all or any part of indebtedness Company may transfer all or any part of the Pledged Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Company hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred Company shall retain all rights and powers hereby given.

     12. Until all indebtedness shall have been paid in full, the power of sale and all other rights, powers and remedies granted to Company hereunder shall continue to exist and may be exercised by Company at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

     13. Company may at any time deliver the Pledged Collateral or any part thereof to Pledgor and the receipt thereof by Pledgor shall be a complete and full acquittance for the Pledged Collateral so delivered, and Company shall thereafter be discharged from any liability or responsibility therefor.

     14. The rights, powers and remedies given to Company by this Pledge Agreement shall be in addition to all rights, powers and remedies given to Company by virtue of any statute or rule of law. Any forbearance, failure or delay by Company in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof: and every right, power and remedy of Company shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Company.

                                       5.
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     15. If any provision of this Pledge Agreement is held to be unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Pledge Agreement shall be deemed valid and enforceable to the full extent possible.

                                       6.

     16. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California as applied to contracts made and performed entirely within the State of California by residents of such State.

Dated: June 29, 2001

PLEDGOR                       /s/ Mark Elderkin
                              -----------------
                              MARK ELDERKIN


                                       7.